SUB-ITEM 77C

MFS Growth Opportunities Fund held a special meeting of shareholders on June 7, 2007. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve the Agreement and Plan of Reorganization providing for the transfer of the assets of MFS Growth Opportunities Fund to Massachusetts Investors Growth Stock Fund, in exchange solely for shares of beneficial interest in Massachusetts Investors Growth Stock Fund and the assumption by Massachusetts Investors Growth Stock Fund of the liabilities of MFS Growth Opportunities Fund, the distribution of the Massachusetts Investors Growth Stock Fund shares to the shareholders of MFS Growth Opportunities Fund in liquidation of MFS Growth Opportunities Fund.

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                   No. of            % of Outstanding       % of Dollars Voted
                   Dollars                  Dollars
------------------------------ ------------------------------ -----------------
------------------------------ ------------------------------ -----------------
For            $192,690,603.72                 55.528%                 91.980%
------------------------------ ------------------------------ -----------------
------------------------------ ------------------------------ -----------------
Against        $7,693,297.52                  2.217%                  3.673%
------------------------------ ------------------------------ -----------------
------------------------------ ------------------------------ -----------------
Abstain        $9,107,142.50                  2.624%                  4.347%
------------------------------ ------------------------------ -----------------
------------------------------ ------------------------------ -----------------
Total          $209,491,043.74                 60.369%                100.000%
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